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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-58129, 2-92048, 2-97522, 2-97523, 333-92615 and 333-92617) of AMC Entertainment Inc. of our report dated May 27, 2003, except for the reclassifications relating to discontinued operations described in Note 16 which are as of February 13, 2004, relating to the financial statements of AMC Entertainment Inc. which appears in the Current Report on Form 8-K of AMC Entertainment Inc. dated February 13, 2004.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
February 13, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS